Exhibit 23.2




                      CONSENT OF INDEPENDENT ACCOUNTANT


   To the Stockholders and Board of Directors
   CENTRAL ILLINOIS BANCORP, INC.
   Pewaukee, Wisconsin


   We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1999 Stock Option and Incentive Plan of Central Illinois Bancorp, Inc. (the "Company") of our report dated February 23, 1998, relating to the consolidated balance sheet of Central Illinois Bancorp, Inc. and Subsidiaries as of December 31, 1997, and the related consolidated statement of income, stockholders' equity, and cash flows for the years ended December 31, 1997 and 1996, which report appears in the December 31, 1998, annual report on Form 10-K/A of Central Illinois Bancorp, Inc.


                              /s/ Striegel, Knobloch & Company, L.L.C.
                              --------------------------------------------
                                  Striegel, Knobloch & Company, L.L.C.

   Bloomington, Illinois
   August 8, 1999